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                                                                      EXHIBIT 21

                                CONCORD EFS, INC.
                             LISTING OF SUBSIDIARIES

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                                                          State of                      Percentage
               Subsidiary                               Incorporation                    Ownership
------------------------------------------    ----------------------------------    --------------------
BUYPASS Corporation                                       Georgia                         100%
BUYPASS Inco Corporation                                  Delaware                        100%
CIFS LLC                                                  Delaware                        100%
CIFS Corporation                                          Delaware                        100%
Concord Computing Corporation                             Delaware                        100%
Concord Equipment Sales, Inc.                             Tennessee                       100%
EFS Federal Savings Bank                                  Tennessee                       100%
EFS National Bank                                         Delaware                        100%
EFS Services, Inc.                                        Tennessee                       100%
EFS Transportation Services, Inc.                         Tennessee                       100%
Electronic Payment Services, Inc.                         Delaware                       99.9%
EPSF Corporation                                          Delaware                        100%
JOT, Inc.                                                 Nevada                          100%
MAS Inco Corporation                                      Delaware                        100%
MAS Ohio Corporation                                      Delaware                        100%
MONEY ACCESS SERVICE INC.                                 Delaware                        100%
National Payment Systems Inc.                             New York                        100%
NPSF Corporation                                          Delaware                        100%
Primary Payment Systems, Inc.                             Delaware                      85.49%
Star Networks, Inc.                                       Delaware                        100%
Star Systems Assets, Inc.                                 Delaware                        100%
Star Systems, Inc.                                        Delaware                        100%
Star Systems, LLC                                         Delaware                        100%
Virtual Cyber Systems, Inc.                               Arizona                         100%
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